UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ICT GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following press release was issued by ICT Group, Inc. at 5:45pm on December 7, 2009:

ICT GROUP MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	MBS VALUE PARTNERS, LLC
Michael McMullan	Betsy Brod/Lynn Morgen
212-994-4660	212-750-5800

HART-SCOTT-RODINO ANTITRUST WAITING PERIOD EXPIRES FOR

THE PROPOSED SYKES-ICT GROUP TRANSACTION

NEWTOWN, PA, DECEMBER 7, 2009 – ICT GROUP, INC. (NASDAQ:ICTG) announced today that the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on December 3, 2009, with respect to its proposed acquisition by Sykes Enterprises, Incorporated. This was one of the conditions to the completion of the proposed acquisition.

About ICT GROUP:

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, up-selling/cross-selling, technical support and database marketing as well as e-mail management, data entry, collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Additional Information

In connection with the proposed merger, Sykes has filed with the SEC a Registration Statement on Form S-4 containing a preliminary proxy statement of ICT GROUP that also constitutes a prospectus of Sykes. ICT GROUP will mail the definitive proxy statement/prospectus to its shareholders. Sykes and ICT GROUP urge investors and security holders to read the definitive proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free from Sykes at http://investor.SYKES.com/phoenix.zhtml?c=119541&p=irol-sec or by contacting Sykes’ Investor Relations Department at 1-813-233-7143, or by contacting MBS Value Partners at 1-212-750-5800. You may also obtain these documents, free of charge, from ICT GROUP at www.ictgroup.com.

Sykes, ICT GROUP and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ICT GROUP shareholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the ICT GROUP shareholders in connection with the proposed merger are set forth in the preliminary proxy statement/prospectus that was filed with the SEC on October 29, 2009. You can find information about Sykes’ executive officers and directors in the proxy statement for Sykes’ 2009 annual meeting of shareholders, filed with the SEC on April 22, 2009. You can find information about ICT GROUP’s executive officers and directors in the proxy statement for ICT GROUP’s 2009 annual meeting of shareholders, filed with the SEC on April 29, 2009. Free copies of these documents may be obtained from Sykes and ICT GROUP as described above.

NEWS RELEASE

ICT GROUP, INC.

800-799-6880

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